Exhibit 10.01

SECURITIES EXCHANGE AGREEMENT

Dated as of April 30, 2007

by and among

RNS SOFTWARE, INC.,

a Nevada corporation

LIVIO SUSIN,

REGENA THERAPEUTICS, INC.,

a Delaware corporation

and

THE SHAREHOLDERS OF REGENA THERAPEUTICS, INC.

SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (the "Agreement"), dated as of April 30, 2007, by and among REGENA THERAPEUTICS, INC., a Delaware corporation ("Regena"), RNS SOFTWARE, INC., a Nevada corporation ("RNS"), the individuals whose names appear on the signature pages hereto identified as shareholders of Regena (the "Regena Shareholders"), and Livio Susin (the “RNS Redeemed Shareholder”). Certain capitalized terms used in this Agreement are defined in Section 10.3 hereof.

W I T N E S S E T H:

WHEREAS, there are currently Five Million Three Hundred Twenty Thousand Three Hundred Nineteen (5,320,319) outstanding shares of common stock of Regena (“Regena Common Stock”) and Seven Million (7,000,000) outstanding shares of preferred stock of Regena reserved for issuance upon conversion of certain Notes, and after execution of this Agreement, Regena plans to undertake a private placement of up to Eight Million (8,000,000) additional shares of preferred stock (the currently issued preferred stock and preferred stock issued as part of such private placement being the “Regena Preferred Stock,” and together with Regena Common Stock, the "Regena Stock"), of which all of the currently outstanding shares of Regena Stock are beneficially owned and/or controlled by the Regena Shareholders.

WHEREAS, the parties to this Agreement desire to undertake certain transactions, including (i) the redemption by RNS of a mutually agreed number of shares of RNS common stock from the RNS Redeemed Shareholder in exchange for the assumption of all liabilities and assets of RNS and delivery of a demand promissory note in the principal amount of $175,000 cash from RNS, in each case pursuant to the Redemption Agreement set forth as Exhibit A hereto (the “Redemption Agreement”), (ii) the acquisition by RNS of all the Regena Common Stock, which it will acquire in exchange for the issuance of shares of RNS common stock, par value $0.0001 (“RNS Common Stock”), for each outstanding share of Regena Common Stock in accordance with Section 1.2(a) below, (iii) the acquisition by RNS of all the Regena Preferred Stock, which it will acquire in exchange for the issuance of shares of RNS preferred stock, par value $0.0001  (“RNS Preferred Stock”), for each outstanding share of Regena Preferred Stock in accordance with Section 1.2(a) below, and (iv) the exchange of all outstanding options and warrants in respect of Regena Common Stock for options and warrants in respect of RNS Common Stock, with comparable terms consistent with the exchange ratio contemplated by clause (ii) above (the transactions contemplated by clauses (ii),(iii) and (iv) above being the "Exchange");

WHEREAS, the parties to this Agreement intend that this Agreement and the Exchange shall constitute a plan of reorganization within the meaning of Section 368(a) (1)(B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for the Exchange; and

WHEREAS, the Boards of Directors of RNS and Regena have determined that it is desirable to effect such a plan of reorganization and the other transactions contemplated by this Agreement, and recommend the same to the respective stockholders of Regena and RNS.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1. THE EXCHANGE TRANSACTION AND REDEMPTION

1.1

The Exchange Transaction.

Subject to the terms and conditions of this Agreement, at the Closing described in Section 2.1 below, (i) RNS shall cause to be issued to the holders of Regena Common Stock the number of duly authorized and newly issued shares of RNS Common Stock issuable to such holders of Regena Common Stock pursuant to the ratio described in Section 1.2 below, (ii) RNS shall cause to be issued to the holders of Regena Preferred Stock the number of duly authorized and newly issued shares of RNS Preferred Stock issuable to such holders of Regena Preferred Stock pursuant to the ratio described in Section 1.2 below, (iii) the holders of Regena Stock receiving shares of RNS Common Stock or RNS Preferred Stock, as the case may be, shall deliver to RNS certificates evidencing the applicable shares of Regena Stock, together with duly executed stock powers to effectuate the transfer, (iv) RNS shall cause options and warrants with respect to RNS Common Stock to be issued to the holders of outstanding options and warrants with respect to Regena Common Stock, such RNS options and warrants to have comparable terms consistent with the exchange ratio set forth in Section 1.2 below, and (v) the holders of options and warrants in respect of Regena Common Stock shall deliver to RNS evidence of such options and warrants, which options and warrants shall be cancelled by RNS.

1.2

Exchange Ratio.

(a)

At the Closing, to effectuate the Exchange, RNS shall issue shares of RNS Common Stock for each outstanding share of Regena Common Stock, so that after such exchange, the ownership of RNS shall be as set forth on Exhibit 1.2(a).

(b)

No fractional shares of RNS Stock will be issued to any shareholder entitled to receive said shares. Accordingly, Regena Shareholders who would otherwise be entitled to receive fractional shares of RNS Stock will instead receive a full share.

1.3

Redemption.

Immediately before the Closing, and subject to the terms and agreements set forth herein, the transactions contemplated by the Redemption Agreement shall be consummated.

1.4

Directors and Officers.

Upon Closing, the directors and officers of RNS shall become those persons specified in Exhibit B, and each such person shall hold office until his or her respective successor is duly elected or appointed and qualified.

ARTICLE 2. CLOSING

2.1

Closing.

Subject to satisfaction of the conditions set forth in this Agreement, Closing of the transaction contemplated by this Agreement shall take place on or before July 31, 2007, at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey, 07102, or at such other time or place upon which the respective Boards of Directors of RNS and Regena may agree in writing (the date of Closing being the “Closing Date”).

2.2

Conditions to Closing.

(a)

Conditions to Each Party's Obligation to Effect the Exchange.  The respective obligation of each party to effect the Exchange is subject to the satisfaction or written waiver of the following conditions:

(1)

No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

(2)

Governmental and Regulatory Consents. All material filings required to be made prior to the Closing with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Closing from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Regena and RNS will have been made or obtained (as the case may be).

(3)

Audited Financial Statements.  Each of RNS and Regena shall have received the respective audited financial statements of the other as prepared in accordance with GAAP and Regulation S-X as promulgated by the Securities and Exchange Commission.

(4)

Redemption Agreement.  The transactions contemplated by the Redemption Agreement shall have been consummated.

(b)

Conditions to Obligations of Regena and the Regena Shareholders.  The obligations of Regena and the Regena Shareholders to effect the Exchange are further subject to the satisfaction or written waiver on or prior to the Closing of the following conditions:

(1)

Representations and Warranties. The representations and warranties of RNS set forth in Article V that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of RNS set forth in Article V that are not so qualified shall be true and correct in all material respects, in each case as of the Closing, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and Regena and the Regena Shareholders shall have received a certificate signed on behalf of RNS by the chief executive officer of RNS to the effect set forth in this paragraph.

(2)

Performance of Obligations of RNS and the RNS Redeemed Shareholder. RNS and the RNS Redeemed Shareholder shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.  RNS shall have obtained approval of this Agreement, the Exchange and the transactions contemplated thereby, and [the number of shareholders of RNS as specified by Regena] shall have joined to this Agreement in a manner satisfactory to Regena, and no RNS Redeemed Shareholder shall have filed an action or made a claim or demand, or threatened the same, including, without limitation, any claim of dissenter’s rights, in connection with this Agreement, the Exchange or transactions contemplated hereby.

(3)

Successful Private Placement.  Prior to the Closing, Regena shall have completed a private offering of its Series B Preferred Stock, upon terms and conditions satisfactory to Regena, wherein it shall receive and have available funds of at least $5,000,000.

(4)

Shareholder Approval.  Regena shall have obtained such shareholder approval of the Exchange and Redemption and the other transactions contemplated hereby as is required under its governing documents and applicable law.

(5)

RNS’ Authorization of RNS Preferred Stock and Reverse Stock Split.  RNS shall provide evidence satisfactory to Regena that RNS and its shareholders have in a form satisfactory to Regena (i) authorized an appropriate amount of RNS Common Stock and at least 25,000,000 shares of RNS Preferred Stock to be utilized in the Exchange, (ii) authorized and approved a reverse stock split resulting in the ownership structure set forth on Exhibit 1.2(a), and (iii) changed the name of RNS to a name selected by Regena.

(6)

Legal Opinion.  Counsel to RNS shall have delivered to Regena and the Regena Shareholders an opinion in form and substance acceptable to Regena and the Regena Shareholders.

(7)

Books and Records of RNS.  At the Closing, RNS shall have delivered to Regena all of the books and records of RNS, including cancelled stock certificates evidencing the Redemption.

(8)

Board Representation. At the Closing and pursuant to a written consent to action of the Board of Directors of RNS, the Board of Directors (a) shall appoint the persons on Exhibit B as member(s) of the Board of Directors, and (b) all existing officers shall resign as officers of RNS.

(9)

Current Report and Registration Statement.  Promptly after the Closing, RNS shall file with the Securities and Exchange Commission (i) a Current Report on Form 8-K to report the transaction contemplated hereunder and (ii) a registration statement to register those shares issued to those stockholders of Regena who participated in Regena's private offering of securities deemed consummated on the Closing Date, in each case, complying in all material respects with the requirements of the federal securities laws.

(10)

Listing Status.  Continued listing of the securities of RNS on the NASD Over The Counter Bulletin Board.

(c)

Conditions to Obligations of RNS.   The obligation of RNS to effect the Exchange is further subject to the satisfaction or written waiver on or prior to Closing of the following conditions:

(1)

Representations and Warranties. The representations and warranties of Regena set forth in Article IV and the Regena Shareholders set forth in Article III that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Regena set forth in Article IV and the Regena Shareholders set forth in Article III that are not so qualified shall be true and correct in all material respects, in each case as of the Closing. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and RNS shall have received a certificate signed on behalf of Regena by the president of Regena to the effect set forth in this paragraph.

(2)

Performance of Obligations of Regena and the Regena Shareholders. Regena and the Regena Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(3)

Approval by RNS Redeemed Shareholder.  RNS shall have obtained such shareholder approval of the Exchange and Redemption and the other transactions contemplated hereby as is required under its governing documents and applicable law.

(4)

Legal Opinion.  Counsel to Regena shall have delivered to RNS and the RNS Redeemed Shareholder an opinion in form and substance acceptable to RNS and the RNS Redeemed Shareholder.

(5)

Registration Rights Agreement.  The RNS Redeemed Shareholder shall have the opportunity to enter into a registration rights agreement in a form approved by the placement agent in the Series B round.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF REGENA SHAREHOLDERS

Each Regena Shareholder hereby represents and warrants to RNS as follows (it being acknowledged that RNS is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of RNS hereunder), as of the date hereof, and as of the Closing Date:

3.1

Ownership of Stock.

Each Regena Shareholder is the lawful owner of his or her Regena Stock to be transferred to RNS free and clear of all preemptive or similar rights, Liens, and the delivery to RNS of the Regena Stock pursuant to the provisions of this Agreement will transfer to RNS valid title thereto, free and clear of all Liens. To the Knowledge of each Regena Shareholder, the Regena Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and nonassessable.

3.2

Authority to Execute and Perform Agreement; No Breach.

Each Regena Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Regena Stock and to perform fully his respective obligations hereunder. This Agreement has been duly executed and delivered by each Regena Shareholder and, assuming due execution and delivery by, and enforceability against RNS and the RNS Redeemed Shareholder, constitutes the valid and binding obligation of each Regena Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any Governmental Entity, and no approval or consent of, or filing, with any other Person is required to be obtained by the Regena Shareholders or in connection with the execution and delivery by the Regena Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby.

The execution, delivery and performance of this Agreement by each Regena Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Regena Shareholder will not:

(a)

violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Regena Shareholder is a party or by or to which any of the properties and assets of any of the Regena Shareholders may be bound or subject;

(b)

violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Regena Shareholder or the securities, assets, properties or business of any of them is bound; or

(c)

violate any statute, law or regulation to which any Regena Shareholder is subject.

3.3

Securities Matters.

The Regena Shareholders hereby represent, warrant and covenant to RNS, as follows:

(a)

The Regena Shareholders have been advised that the RNS Stock has not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom.

(b)

The RNS Stock is being acquired solely for each Regena Shareholder's own account, for investment and is not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof.

(c)

The Regena Shareholders have no present plans to enter into any such contract, undertaking, agreement or arrangement and the Regena Shareholders further understand that the RNS Stock may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption.

(d)

The Regena Shareholders agree that the certificate or certificates representing the RNS Stock will be inscribed with substantially the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of counsel that registration is not required under said Act.

(e)

The Regena Shareholders acknowledge that an investment in RNS is subject to a high degree of risk.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF REGENA

Regena hereby represents and warrants to RNS as follows (it being acknowledged that RNS is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of Regena, constitutes a condition precedent to the obligations of the RNS hereunder), as of the date hereof, and as of the Closing Date:

4.1

Organization, Standing and Corporate Power.

Regena is duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Regena Material Adverse Effect. For purposes of this Agreement, the term "Regena Material Adverse Effect" means any Material Adverse Effect with respect to Regena or any change of effect that adversely, or is reasonably expected to adversely, affect the ability of Regena to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Regena's ability to perform its obligations hereunder.

4.2

Authority; Noncontravention.

Regena has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Regena of this Agreement and the consummation of the transactions contemplated hereby by Regena have been duly authorized by all necessary corporate action on the part of Regena. This Agreement has been duly executed and delivered by Regena and, assuming this Agreement constitutes the valid and binding agreement of RNS, constitutes a valid and binding obligation of Regena, enforceable against Regena in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not (x) conflict with any provisions of the charter or other organizational or governing documents of Regena, (y) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a material benefit under, or require the consent of any Person under, any indenture, or other material agreement, Permit, concession, ground lease or similar instrument or undertaking to which Regena is a party or by which Regena or any of its assets are bound or affected, result in the creation or imposition of a Lien against any material asset of Regena, which singly or in the aggregate would have a Regena Material Adverse Effect, or (z) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to Regena and currently in effect, which, in the case of clauses (y) and (z) above, singly or in the aggregate, would have a Regena Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any third party which has not been received or made is required by or with respect to Regena in connection with the execution and delivery of this Agreement by Regena or the consummation by Regena of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Regena Material Adverse Effect.

4.3

Financial Statements.

The financial statements of Regena have been audited by the accounting firm of McGladrey & Pullen, LLP, or other nationally recognized certified public accounting firm, for the periods indicated in conformity with Generally Accepted Accounting Principles ("GAAP").

4.4

Capital Structure.

The capital structure of Regena is as set forth on Exhibit 4.4. All outstanding shares Regena Stock will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. Other than as set forth on Exhibit 4.4, no bonds, debentures, notes or other indebtedness of Regena having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Regena Shareholders may vote are issued or outstanding.

Except for this Agreement, and except as set forth on Schedule 4.4, Regena does not have and, at or after Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either (a) obligates Regena to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Regena, or (b) restricts the voting, disposition or transfer of shares of capital stock of Regena. There are no outstanding stock appreciation rights or similar derivative securities or rights of Regena.

4.5

Subsidiaries.

Other than as provided on Schedule 4.5, Regena  does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing,  participation or other interest in any corporation, partnership, joint venture or other entity.

4.6

Intellectual Property.

Schedule 4.6 lists the trademarks, trade names, service marks, patents, copyrights used by Regena and any applications with respect thereto. Regena does not have any Knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Regena infringes upon or involves, or has resulted in the infringement of, any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any other Person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

4.7

Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

(a)

Regena has conducted its business only in the ordinary course, and, except as set forth on Schedule 4.7, there has not been (i) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate a Regena Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Regena's capital stock, or any repurchase, redemption or other acquisition by Regena of any shares of Regena Stock; (iii) any increase in the rate or terms of compensation payable or to become payable by Regena to its directors, officers or key employees; (iv) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (v) any entry into any agreement, commitment or transaction by Regena, or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to Regena, taken as a whole; (vi) any material labor dispute involving the employees of Regena; (vii) any change by Regena in accounting methods, principles or practices except as required or permitted by GAAP; (viii) any write-off or write-down of, or any determination to write-off or write-down, any asset of Regena or any portion thereof; (ix) any split, combination or reclassification of any of Regena's capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of Regena's capital stock; (x) any amendment of any material term of any outstanding security of Regena; (xi) any loans, advances or capital contributions to or investments in, any other Person, made by Regena; (xii) any sale or transfer by Regena of any of its material assets; (xiii) cancellation of any material debts or claims or waiver of any material rights by Regena; or (xiv) any agreements by Regena to (a) do any of the things described in the preceding clauses (i) through (xiii) other than as expressly contemplated or provided for herein or (b) take, whether in writing or otherwise, any action which would have made any representation or warranty of Regena in this Agreement untrue or incorrect in any material respect.

(b)

Regena has no Liabilities, except as set forth in the Financial Statements, the Disclosure Schedules, or otherwise incurred in the ordinary course of business.

4.8

Books and Records.

The books of account and other financial Records of Regena, all of which have been made available to RNS, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

4.9

Employees.

Regena does not have any labor disputes with its employees. Except as otherwise set forth on Schedule 4.9, there are no loans or other obligations payable or owing by Regena to any stockholder, officer, director or employee of Regena, nor are there any loans or debts payable or owing by any of such persons to Regena or any guarantees by Regena of any loan or obligation of any nature to which any such Person is a party.

4.10

Compliance with Applicable Laws.

Regena has and after giving effect to the transactions contemplated hereby will have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the Knowledge of Regena there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Regena Material Adverse Effect. To Regena's Knowledge, Regena is in compliance with, and has no liability or obligation under, any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would not have a Regena Material Adverse Effect.

4.11

Insurance.

Except as disclosed on Schedule 4.11, Regena has no insurance policies in effect.

4.12

Litigation, etc.

Except as set forth on Schedule 4.12, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the Knowledge of Regena, threatened against Regena (including, without  limitation,  any product liability claims) before any court or governmental or regulatory authority or body, and (b) Regena is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Regena Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act. As of the Closing, there are no suits, actions, claims or proceedings pending or, to Regena's Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

4.13

Contracts.

Schedule 4.13 lists all material contracts, leases, arrangements or commitments (whether oral or written) of Regena relating to:  (a) the employment of any Person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.14

Real Property.

Except as provided on Schedule 4.14, Regena does not own or lease any real property.

4.15

Environmental Matters.

Regena’s operation complies with all applicable local and national environmental laws.

4.16

Solicitation.

None of Regena, or the officers, directors, Affiliates or agents of Regena, or any other Person acting on behalf of Regena has solicited, directly or indirectly, any Person to enter into a merger or similar business combination transaction with Regena by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.17

Disclosure.

The representations and warranties and statements of fact made by Regena in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF RNS

RNS hereby represents and warrants to Regena and the Regena Shareholders as follows (it being acknowledged that Regena and the Regena Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of RNS, constitutes a condition precedent to the obligations of Regena and the Regena Shareholders hereunder), as of the date hereof, and as of the Closing Date:

5.1

Organization, Standing and Power.

RNS is duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. RNS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a RNS Material Adverse Effect. For purposes of this Agreement, the term "RNS Material Adverse Effect" means any Material Adverse Effect with respect to RNS, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of RNS to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays RNS’ ability to perform its obligations hereunder. RNS has made available to Regena complete and correct copies of its charter documents and bylaws.

5.2

Capital Structure.

The capital structure of RNS is as set forth on Exhibit 5.2. No shares of common stock or preferred stock of RNS are held by RNS in its treasury. All outstanding shares of capital stock of RNS will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness of RNS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of RNS may vote are issued or outstanding. Except for this Agreement, RNS does not have, and at or after Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either (a) obligates RNS to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of RNS, or (b) restricts the voting, disposition or transfer of shares of capital stock of RNS. There are no outstanding stock appreciation rights or similar derivative securities or rights of RNS.  On the Closing Date, all stock transfer or other taxes which are required to be paid in connection with the sale and transfer of the shares to be issued in the Exchange hereunder will be, or will have been, fully paid and provided for by RNS.  The shares to be issue in the Exchange have been duly authorized, and when issued, exchanged and delivered in accordance with the terms of this Agreement, will be duly and validly issued and delivered, fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.  No preemptive rights, or other rights to subscribe for or purchase, or adjust exercise or conversion prices or make other anti-dilution adjustments, exist with respect to the issuance or sale of the shares of or issuable by RNS.

5.3

Authority: Noncontravention.

RNS has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by RNS and the consummation by RNS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of RNS. This Agreement has been duly executed and delivered by RNS and, assuming this Agreement constitutes the valid and binding agreement of Regena and the Regena Shareholders, constitutes a valid and binding obligation of RNS, enforceable against RNS in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof, will not, (x) conflict with any of the provisions of the charter documents or bylaws of RNS, (y) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any Person under, any indenture or other agreement, Permit, concession, ground lease or similar instrument or undertaking to which RNS is a party or by which RNS or any of its assets are bound or affected, result in the creation or imposition of a Lien against any material asset of RNS, which, singly or in the aggregate, would have a RNS Material Adverse Effect, or (z) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on RNS currently in effect, which in the case of clauses (y) and (z) above, singly or in the aggregate, would have a RNS Material Adverse Effect.  No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, stockholder or any third party which has not been received or made is required by or with respect to RNS in connection with the execution and delivery of this Agreement by RNS or the consummation by RNS of the transactions contemplated hereby.

5.4

Subsidiaries.

RNS does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

5.5

Intellectual Property.

RNS does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. RNS has no Knowledge of any claim that, or inquiry as to whether, any product, activity or operation of RNS infringes upon or involves, or has resulted in the infringement of, any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any other Person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

5.6

Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

(a)

The Regena Shareholders have been provided with the audited financial statements of RNS as of December 31, 2006 and unaudited balance sheet of RNS dated April 1, 2007 (collectively, the "Financial Statements"). Except as otherwise disclosed in its filings or public record with the Securities and Exchange Commission, RNS has conducted its business only in the ordinary course, and there has not been (i) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate a RNS Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of RNS’ capital stock, or any repurchase, redemption or other acquisition by RNS of any shares of their respective capital stock or equity interests, as applicable; (iii) any increase in the rate or terms of compensation payable or to become payable by RNS to its directors, officers or key employees; (iv) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (v) any entry into any agreement, commitment or transaction by RNS, or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to RNS taken as a whole; (vi) any material labor dispute involving the employees of RNS; (vii) any change by RNS in accounting methods, principles or practices except as required or permitted by GAAP; (viii) any write-off or write-down of, or any determination to write-off or write-down, any asset of RNS or any portion thereof; (ix) any split, combination or reclassification of any of RNS’ capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of RNS’ capital stock; (x) any amendment of any material term of any outstanding security of RNS; (xi) any loans, advances or capital contributions to or investments in, any other Person, made by RNS; (xii) any sale or transfer by RNS of any of the assets of RNS; (xiii) cancellation of any material debts or claims or waiver of any material rights by RNS; or (xiv) any agreements by RNS to (a) do any of the things described in the preceding clauses (i) through (xiii) other than as expressly contemplated or provided for herein or

(b)

RNS has not taken, whether in writing or otherwise, any action which would have made any representation or warranty of RNS in this Agreement untrue or incorrect in any material respect.

(c)

RNS has no Liabilities, except as set forth in the Financial Statements or otherwise incurred in the ordinary course of business in an amount that does not exceed $1,000, or as contemplated by this Agreement or the Redemption Agreement.

5.7

Books and Records.

The books of account and other financial Records of RNS, all of which have been made available to Regena, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act.

5.8

Employees.

RNS does not have any labor disputes with its employees. Except as otherwise set forth on Schedule 5.8., there are no loans or other obligations payable or owing by Regena to any stockholder, officer, director or employee of Regena, nor are there any loans or debts payable or owing by any of such persons to Regena or any guarantees by Regena of any loan or obligation of any nature to which any such Person is a party.

5.9

Employee Benefit Plans.

RNS has no (a) non-qualified  deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by RNS.

5.10

Compliance with Applicable Laws.

RNS has and after giving effect to the transactions contemplated hereby will have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the Knowledge of RNS there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a RNS Material Adverse Effect. To RNS’ Knowledge, RNS is in compliance with, and has no liability or obligation under, any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would not have a RNS Material Adverse Effect.

5.11

Insurance.

RNS has no insurance policies in effect.

5.12

Litigation, etc.

RNS represents that (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the Knowledge of RNS, threatened against RNS (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) RNS is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order, including, without limitation, any that involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act. As of the Closing, there are no suits, actions, claims or proceedings pending or, to RNS’ Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

5.13

Contracts.

Schedule 5.13 lists all material contracts, leases, arrangements or commitments (whether oral or written) of RNS relating to:  (a) the employment of any Person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

5.14

Real Property.

RNS does not own or lease any real property.

5.15

Quotation.

As of the date of this Agreement, and at all times since RNS was first quoted on the NASD Over-The-Counter Bulletin Board, the RNS Stock is and has been, quoted on the NASD Over-The-Counter Bulletin Board.  As of the Closing Date, RNS will comply in all respects with the requirements for continued listing on the NASD Over-The-Counter Bulletin Board.  RNS has not received any notices or other communications from the NASD concerning the continued listing of the RNS Stock and if it receives any such notices between the date of this Agreement and the Closing Date, it shall notify Regena immediately.

5.16

Filings.

RNS has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission since January 1, 2005 to the extent that the failure to file such would have a Material Adverse Effect on RNS.  All such required forms, reports and documents (including those that RNS may file subsequent to the date hereof) are referred to herein as the “RNS SEC Reports.” As of their respective dates, the RNS SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such RNS SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of RNS included in the RNS SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared (other than the pro forma financial statements included therein) in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the financial position of RNS and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the SEC Documents filed and publicly available prior to the date of this Agreement and liabilities and obligations which would not, individually or in the aggregate, have a material adverse effect on RNS, neither RNS nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of RNS and its consolidated subsidiaries, if any, or in the notes thereto.  Other than as set forth on Schedule 5.16, no filings are required to be made with the Securities and Exchange Commission or under the Securities and Exchange Act in connections with the transactions contemplated by this Agreement.

5.17

Environmental Matters.

RNS has not received any written notice from any Governmental Entity that there exists any violation of any Hazardous Substances Law (as hereinafter defined) with respect to any properties of RNS.  RNS has no Knowledge (a) of any Hazardous Substances (as hereinafter defined) present on, under or about any RNS asset, and to RNS’ Knowledge no discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Substances has occurred on, under or about any RNS asset, (b) that any RNS assets violates, or has at any time violated, any Hazardous Substance Laws, and (c) that there is a condition on any asset for which RNS has an obligation to undertake any remedial action pursuant to Hazardous Substance Laws. For purposes hereof, "Hazardous Substances" means, without limitation (i) those substances included within definitions of any one or more of the terms "Hazardous Substance," and "Hazardous Waste," "Toxic Substance" and "Hazardous Material" in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 90,601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively,  "Hazardous Substances Laws"); (ii) such other substances, materials or wastes as are or become regulated under, or as are classified as hazardous or toxic under Hazardous Substance Laws; and (iii) any materials, wastes or substances that can be defined as (v) petroleum products or wastes; (w) asbestos; (x) polychlorinated biphenyl; (y) flammable or explosive; or (z) radioactive.

5.18

Anti-takeover Plan: State Takeover Statutes.

RNS does not have in effect any plan, scheme, device or arrangement, commonly or colloquially  known as a  "poison  pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. The Board of Directors of RNS has approved this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Exchange, this Agreement or any of the transactions contemplated by this Agreement.

5.19

Solicitation.

None of RNS, its officers, directors, Affiliates or agents, or any other Person acting on its behalf has solicited, directly or indirectly, any Person to enter into a merger or similar business combination transaction with RNS by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.20

Disclosure.

The representations and warranties and statements of fact made by RNS in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE RNS REDEEMED SHAREHOLDER

The RNS Redeemed Shareholder hereby represents and warrants to Regena and the Regena Shareholders as follows (it being acknowledged that Regena and the Regena Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of Regena and the Regena Shareholder hereunder), as of the date hereof, and as of the Closing Date:

6.1

Ownership of Stock.

The RNS Redeemed Shareholder is the lawful owner of his RNS Stock to be redeemed by RNS immediately prior to the Exchange, free and clear of all preemptive or similar rights or Liens.  To the Knowledge of the RNS Redeemed Shareholder, the RNS Stock to be redeemed herein has been duly authorized and validly issued and is fully paid and nonassessable.

6.2

Authority to Execute and Perform Agreement; No Breach.

The RNS Redeemed Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and, if applicable, the Redemption Agreement, and to sell, assign, transfer and convey the RNS Stock and to perform fully his respective obligations hereunder. This Agreement, and, if applicable, the Redemption Agreement, has been duly executed and delivered by the RNS Redeemed Shareholder and, assuming due execution and delivery by, and enforceability against Regena and the Regena Shareholders, constitutes the valid and binding obligation of the RNS Redeemed Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any Governmental Entity, and no approval or consent of, or filing, with any other Person is required to be obtained by the RNS Redeemed Shareholder or in connection with the execution and delivery by the RNS Redeemed Shareholder of this Agreement and consummation and performance by them of the transactions contemplated hereby.

The execution, delivery and performance of this Agreement and, if applicable, the Redemption Agreement, by the RNS Redeemed Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by the RNS Redeemed Shareholder will not:

(a)

violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a RNS Redeemed Shareholder is a party or by or to which any of the properties and assets of the RNS Redeemed Shareholder may be bound or subject;

(b)

violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which the RNS Redeemed Shareholder or the securities, assets, properties or business of any of them is bound; or

(c)

violate any statute, law or regulation to which the RNS Redeemed Shareholder is subject.

ARTICLE 7. TERMINATION

7.1

This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written agreement of RNS, Regena, and the holders of each of a majority of the outstanding RNS Common Stock and the holders of a majority of each of the outstanding Regena Common Stock and outstanding Regena Preferred Stock;

(b)

by RNS if there has been a material misrepresentation by Regena or the Regena Shareholders hereunder, a material breach by Regena or the Regena Shareholders of any of its warranties or covenants set forth herein or if any of the conditions specified in Section 2.2(a) or 2.2(c) shall not have been fulfilled within the time required and shall not have been waived in writing by RNS;

(c)

by Regena if there has been a material misrepresentation by RNS or the RNS Redeemed Shareholder hereunder, a material breach by RNS or the RNS Redeemed Shareholder of any of its warranties or covenants set forth herein or if any of the conditions specified in Section 2.2(a) or 2.2(b) shall not have been fulfilled within the time required and shall not have been waived in writing by Regena;

(d)

by RNS or Regena if the Closing shall not have occurred prior to October 31, 2007; provided, that RNS or Regena may terminate this Agreement pursuant to this subparagraph only if the Closing shall not have occurred on or prior to such date for a reason other than a failure by such party to satisfy the conditions to Closing of the other party set forth in Article II.

7.2

If this Agreement is terminated by RNS or Regena as provided above, then no party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination, obligations or liabilities which survive such termination by their own terms and Articles 9 and 10.

ARTICLE 8. CERTAIN COVENANTS

8.1

Conduct of Business Prior to Closing.  At all times prior to the Closing Date until termination of this Agreement, except as otherwise contemplated by this Agreement, except as disclosed on Schedule 8.1, each of RNS and Regena shall:

(a)

operate its business only in the ordinary course and consistent with past practice;

(b)

without first consulting with the other parties, not terminate, cause the termination of, amend, renew or extend any material contracts unless in each case such action is in the best interest of Regena;

(c)

not sell, transfer or otherwise dispose of any of its assets or any interest therein or agree to do any of the foregoing, except for sales of inventory in the ordinary course of business;

(d)

not make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

(e)

not merge or consolidate with or into any other entity or agree to do any of the foregoing;

(f)

not incur any indebtedness, other than trade payables incurred in the ordinary course of business of Regena, and not guarantee any indebtedness or other obligations of any other person;

(g)

not grant or commit itself to grant any salary or wage increases to any of its employees other than increases which it has committed itself to grant prior to the date hereof, and not pay bonuses other than in accordance with its normal practice;

(h)

not make or commit itself to make any capital expenditures, except in the case of Regena for certain arrangements with the Iowa Department of Economic Development; and

(i)

not issue or sell any of its capital stock or other securities, not declare or pay any dividends or other distributions in respect of any of its capital stock and not agree to do any of the foregoing.

8.2

Best Efforts.  The parties agree to use their reasonable best efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be reasonably necessary or advisable, or as shall be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the Redemption Agreement.  Without limiting the generality of the foregoing, the parties agree to take all reasonable actions necessary in order to obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other documents related to this Agreement or any of the transactions contemplated hereby or thereby.

8.3

Access to Information.  At all times prior to the Closing Date each party shall furnish to the other party and its employees, counsel, accountants and other agents and consultants (a) full access during normal business hours to the properties, books and records and personnel of such party; and (b) all such information concerning such party as the other party may reasonably request.

8.4

RNS will consult with Regena and prepare and file any other filings required under the Securities Exchange Act, the Securities Act or any other federal or state securities laws relating to the Exchange and the transactions contemplated by this Agreement, including without limitation (a) a current report on Form 8-K announcing the execution of this Agreement and (b) the registration statement contemplated by Section 2.2(b)(9) hereof (collectively, the “Other Filings”), and RNS will permit Regena and its counsel with reasonable advance notice in order to review and comment on any such Other Filings prior to their filing with the Securities and Exchange Commission.  RNS will notify Regena promptly upon the receipt of any comments from the Securities and Exchange Commission or its staff and of any request by the Securities and Exchange Commission or its staff or any other governmental officials for amendments or supplements to any Other Filing or for additional information and will supply Regena with copies of all correspondence between RNS or any of its representatives, on the one hand, and the Securities and Exchange Commission, or its staff or other government officials, on the other hand, with respect to the Exchange or any Other Filing. The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Other Filing, RNS will promptly inform Regena of such occurrence and cooperate in filing with the Securities and Exchange Commission or its staff or any other government officials.  RNS shall use commercially reasonable efforts to assist Regena in obtaining a new RNS’ ticker symbol that is acceptable to Regena.

8.5

Delivery of Financial Statements.  Each of RNS and Regena shall deliver unaudited financial information reasonably requested by the other in order to facilitate the Exchange and filing of reports required by the Securities and Exchange Commission.

ARTICLE 9. INDEMNIFICATION

9.1

Indemnification of Regena and Regena Shareholders.

(a)

RNS shall indemnify, defend and hold harmless the Regena Shareholders, Regena, and Regena's officers, directors, Affiliates or agents, and any other Person acting on its behalf (the "Regena Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the "Regena Indemnified Liabilities") based on, or arising out of, or pertaining to a breach of this Agreement by RNS or the RNS Redeemed Shareholder, in each case, to the fullest extent permitted under the laws of the State of Nevada.

(b)

The Regena Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing. Regena, the Regena Shareholders and RNS agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Regena Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than two years from the Closing; provided, however, that all rights to indemnification in respect of any Regena Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Regena Indemnified Liabilities.

(c)

The provisions of this Section 9.1 are intended to be for the benefit of, and shall be enforceable by, each Regena Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of RNS and Regena.

9.2

Indemnification of RNS.

(a)

Regena shall indemnify, defend and hold harmless RNS and RNS’ officers, directors, Affiliates or agents, and any other Person acting on its behalf (the "RNS Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the "RNS Indemnified Liabilities") based on, or arising out of, or pertaining to a breach of this Agreement by Regena or the Regena Shareholders, in each case, to the fullest extent permitted under the laws of the State of Nevada.

(b)

The RNS Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing. Regena, the Regena Shareholders and RNS agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the RNS Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than two years from the Closing; provided, however, that all rights to indemnification in respect of any RNS Indemnified Liabilities asserted or made within such period shall continue until the disposition of such RNS Indemnified Liabilities.

(c)

The provisions of this Section 9.2 are intended to be for the benefit of, and shall be enforceable by, each RNS Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of RNS and Regena.

ARTICLE 10. GENERAL PROVISIONS

10.1

Survival of Representations and Warranties.

Except as otherwise contemplated herein, the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from Closing.

10.2

Fees and Expenses.

Regena shall pay its expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby and the RNS Redeemed Shareholder shall pay the expenses of RNS incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.  The RNS Redeemed Shareholder shall promptly reimburse RNS for any expenses related to this Agreement or the Exchange paid by RNS.

10.3

Definitions.

For purposes of this Agreement, and except as otherwise defined in this Agreement:

(a)

"Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

(b)

"Governmental Entity" means any domestic or foreign governmental agency or regulatory authority.

(c)

"Knowledge" means actual knowledge. In order for an individual to have Knowledge of a fact or matter, the individual must be actually aware of that fact or matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or matter.

(d)

"Liens" means, collectively, all material pledges, claims, liens, charges, mortgages,  conditional  sale or  title  retention  agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever.

(e)

"Material Adverse Effect" with respect to any Person means an event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its subsidiaries taken as a whole.

(f)

"Permits" means federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits an rights.

(g)

"Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(h)

"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

(i)

"Securities Act" means the Securities Act of 1933, as amended.

(j)

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

10.4

Usage.

In this Agreement, unless a clear contrary intention appears:

(a)

the singular number includes the plural number and vice versa.

(b)

reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

(c)

reference to any gender includes each other gender or, in the case of an entity, the neuter.

(d)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, exhibits and schedules.

(e)

reference to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.

(f)

reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(g)

the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

"hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof.

(i)

"including" (and with correlative  meaning  "include") means including without limiting the generality of any description preceding such term.

(j)

"or" is used in the inclusive sense of “and/or.”

(k)

with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."

10.5

Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

if to RNS prior to the Closing to:

RNS Software, Inc.
Cletha A. Walstrand
Cletha A. Walstrand, PC
1322 Pachua
Ivins, Utah 84788

(b)

if to Regena and to RNS after the Closing to:

Regena Therapeutics, Inc.
2116 Financial Center
Des Moines, Iowa 50309

(c)

if to the Regena Shareholders or any shareholder of RNS, to the address set forth under their names on the signature pages hereto.

10.6

Counterparts.

This Agreement may be executed in two or more counterparts.

10.7

Entire Agreement; Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Sections 7.1 and 7.2 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by, such provisions.

10.8

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

10.9

Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.10

Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11

Severability.

Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

IN WITNESS WHEREOF, RNS, the RNS Redeemed Shareholder, Regena and the Regena Shareholders have executed this Agreement to be effective as of the date and year first written above.

RNS SOFTWARE, INC.

By: /s/ Livio Susin

REGENA THERAPEUTICS, INC.

By: /s/

RNS REDEEMED SHAREHOLDER

/s/ Livio Susin

Name:

Livio Susin

2189 West 2nd Avenue, Suite 11

Vancover, BC V6K 1H7

REGENA SHAREHOLDERS

/s/ Kurt A. Heiar

Name:

Kurt A. Heiar

3661 Danielle Court NE

North Liberty, Iowa 52317

REGENACORP, INC.
      by

/s/ Frank A. Wingrove

Name:

Frank A. Wingrove

Title:

President

2501 N. Loop Drive

Ames, Iowa 50010